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                    CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


         We consent to the incorporation by reference in the Registration Statement of OnCure Technologies Corp. on Form SB-2 of our report dated February 23, 2001, on our audit of the financial statements of OnCure Technologies Corp. and our report dated July 13, 2001, on our audit of the financial statements of Florida Cancer Center - Beaches, P.A. We also consent to the reference of our firm under the caption "Experts" in the Prospectus forming part of such Registration Statement.








                                      /s/ Moore Stephens, P.C.
                                      -----------------------------
                                      MOORE STEPHENS, P.C.
                                      Certified Public Accountants.


Cranford, New Jersey
October 2, 2001